Consent of Independent Auditors


We consent to the references to our firm under the caption "Financial Statements" of the Value Equity Fund, International Growth Fund, Balanced Fund, Cash Reserve Fund, Treasury Reserve Fund, Intermediate Bond Fund, Pennsylvania Municipal Bond Fund, and Tax-Free Reserve Fund and to the use of our reports dated August 14, 1995, in this Registration Statement (Form N-14) and related Prospectuses of CoreFunds, Inc., which are incorporated by reference in CoreFunds' Post-Effective Amendment No. 23 to the Registration Statement (Form N-1A No. 33-93214) filed with the Securities and Exchange Commission on
October 27, 1995.

                                                          /s/ ERNST & YOUNG LLP
                                                          ---------------------
                                                              Ernst & Young LLP


Philadelphia, Pennsylvania
December 28, 1995